EXHIBIT 12(b)

                              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                INCLUDING INTEREST ON BORROWED FUNDS ONLY
                                        (THOUSANDS OF DOLLARS)



                                                         Fiscal Year Ended September 30,
                                             1997          1996         1995        1994        1993
                                          ----------------------------------------------------------
Pre-tax income from continuing
operations                                 24,098        21,068       11,761       5,355       8,071
Fixed charges                               8,525         7,659        7,895       8,410       8,514
                                           ------        ------       ------      ------      ------
EARNINGS AVAILABLE FOR FIXED CHARGES       32,623        28,727       19,656      13,765      16,585
                                           ------        ------       ------      ------      ------
FIXED CHARGES:
  Interest expense on borrowed funds        5,369         4,651        4,704       5,064       5,120
  Amortization of debt expense and
    discount relating to indebtedness          43            32           38          33          34
  Portion of rent expense representative
    of the interest factor (one-third)      3,113         2,976        3,153       3,313       3,360
                                           ------        ------       ------      ------      ------
TOTAL FIXED CHARGES                         8,525         7,659        7,895       8,410       8,514
                                           ------        ------       ------      ------      ------

                                           ------        ------       ------      ------      ------
RATIO                                        3.83          3.75         2.49        1.64        1.95
                                           ------        ------       ------      ------      ------